    EXHIBIT 5.3

June 10, 2011

Peninsula Gaming, LLC
Peninsula Gaming Corp.
301 Bell Street
Dubuque, Iowa 52001

Re:	$80,000,000 aggregate principal amount of 8⅜% Senior Secured Notes due 2015 and $50,000,000 aggregate principal amount of 10¾% Senior Unsecured Notes due 2017

Ladies and Gentlemen:

We have acted as Kansas local counsel to Kansas Star Casino, LLC, a Kansas limited liability company (the "Kansas Guarantor"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") by Peninsula Gaming, LLC, a Delaware limited liability company ("PGL"), and Peninsula Gaming Corp., a Delaware corporation ("PGC" and, together with PGL, the "Issuers"), and the Subsidiary Guarantors (as defined below), on May 19, 2011, as thereafter amended or supplemented, in connection with the registration of $80,000,000 in aggregate principal amount of the Issuers’ 8⅜% Senior Secured Notes due 2015 (the "Secured Exchange Notes") and $50,000,000 in aggregate principal amount of the Issuers’ 10¾% Senior Unsecured Notes due 2017 (the "Unsecured Exchange Notes" and, together with the Secured Exchange Notes, the "Exchange Notes").  The Secured Exchange Notes will be exchanged for up to $80,000,000 in aggregate principal amount of the Issuers’ outstanding 8⅜% Senior Secured Notes due 2015 (the "Outstanding Secured Notes") and the Unsecured Exchange Notes will be exchanged for up to $50,000,000 in aggregate principal amount of the Issuers’ outstanding 10¾% Senior Unsecured Notes due 2017 (the "Outstanding Unsecured Notes" and, together with the Outstanding Secured Notes, the "Outstanding Notes").  The Outstanding Secured Notes have been, and the Secured Exchange Notes will be, issued by the Issuers and guaranteed (the "Secured Guarantees") by the Subsidiary Guarantors under an indenture dated as of August 6, 2009 (as amended and supplemented from time to time, the "Secured Indenture") by and among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (in such capacity, the "Secured Trustee"), and as collateral agent (in such capacity, the "Collateral Agent").  The Outstanding Unsecured Notes have been, and the Unsecured Exchange Notes will be, issued by the Issuers and guaranteed (the "Unsecured Guarantees" and, together with the Secured Guarantees, the "Guarantees" and, together with the Exchange Notes, the "Securities") by the Subsidiary Guarantors under an indenture dated as of August 6, 2009 (as amended and supplemented from time to time, the "Unsecured Indenture" and, together with the Secured Indenture, the "Indentures") by and among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (in such capacity, the "Unsecured Trustee" and, together with the Secured Trustee, the "Trustee").  The Indentures, the Exchange Notes and the Guarantees are referred to herein collectively as the "Operative Documents")

As used in this opinion, the term “Subsidiary Guarantors” refers to (i) Diamond Jo, LLC, a Delaware limited liability company, Diamond Jo Worth, LLC, a Delaware limited liability company, The Old Evangeline Downs, L.L.C., a Louisiana limited liability company, and Belle of Orleans, L.L.C., a Louisiana limited liability company, and (ii) the Kansas Guarantor.

Our opinions and statements expressed herein are restricted to matters governed by the laws of the state of Kansas (excluding laws of any county, municipality therein or other political subdivision thereof).  We express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the federal laws of the United States of America and laws of the state of New York.

In connection with this opinion letter, we have examined the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such certificates of public officials and certificates of officers of the Kansas Guarantor, and such agreements, corporate documents, records and papers of the Kansas Guarantor as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Kansas Guarantor with respect to the accuracy of material factual matters contained therein which were not independently established.  We have also assumed that the Registration Statement will have become effective and the Exchange Notes will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

We have conducted no further investigation of factual matters, nor do we assume responsibility therefor.  In issuing this opinion letter, with your permission, we have assumed, without independent investigation on our part, that (a) each Operative Document submitted to us as an original is authentic; (b) each Operative Document submitted to us as a certified, conformed, telecopied, photostatic, electronic or execution copy conforms to the original of such document, and each such original is authentic; (c) all signatures appearing on the Operative Documents are genuine; (d) each party to an Operative Document (other than the Kansas Guarantor) has the requisite power and authority (corporate, limited liability company, partnership or other) to execute, deliver and perform its obligations under such Operative Document; (e) all of the Operative Documents have, or will be, duly authorized, executed and delivered by each party thereto (other than the Kansas Guarantor); (f) the Operative Documents are enforceable against each of the parties thereto (other than the Kansas Guarantor); (g) all natural persons who have signed or will sign any of the Operative Documents had, or will have, as the case may be, the legal capacity to do so at the time of such signature; and (h) the statements, recitals, representations and warranties as to matters of fact set forth in the Operative Documents are accurate and complete.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that as of this date the execution, delivery and performance by the Kansas Guarantor of each Indenture, including the Guarantee set forth therein, have been duly authorized by all necessary corporate action on the part of the Kansas Guarantor.  Each Indenture has been duly executed and delivered by the Kansas Guarantor.

Our opinions and confirmations set forth above are subject to the following additional qualifications and limitations:

We express no opinion on any matter that is affected by any actual fact or circumstance inconsistent with or contrary to any assumption set forth in this opinion letter or in any certificate or document referred to herein as one on which we have relied.

We express no opinion with respect to any state of Kansas laws, rules or regulations governing the issuance or sale of securities.

Our opinions set forth in this opinion letter are based upon the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update or supplement our opinions in response to changes in the law becoming effective, or future events or circumstances affecting the transactions contemplated by the Operative Documents, after the date of effectiveness of the Registration Statement.  This opinion is limited to the matters expressly stated herein.  No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein.  It is understood that this opinion is to be used only in connection with the exchange offer of the Exchange Notes while the Registration Statement is in effect and may not be relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters " in the Registration Statement.  In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

STINSON MORRISON HECKER LLP